Exhibit 10.25

As of May 6, 2008

Franklin Electronic Publishers, Inc.

Franklin Electronic Publishers (Europe) Ltd.

Franklin Electronic Publishers (Deutschland) GmbH

One Franklin Plaza

Burlington, New Jersey 08016-4908

Attention: Frank Musto

Re:	Extension of Expiration Date for $20,000,000.00 Committed Line of Credit

Dear Mr. Musto:

We are writing to inform you that your committed line of credit has been temporarily extended pending further credit review and approval. The Expiration Date, as set forth in that certain Revolving Credit and Security Agreement dated December 7, 2004, and in the Revolving Credit Note executed and delivered pursuant to that Letter Agreement, has been extended from May 6, 2008 to June 20, 2008, effective on May 7, 2008. All other terms and conditions of the Committed Line of Credit Note and the Letter Agreement remain in full force and effect.

It has been a pleasure working with you and I look forward to a continued successful relationship. Thank you again for your business.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Lori S. Franzon
Lori S. Franzon
Vice President